EXHIBIT 2.1

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                           Dated as of March 23, 1998

                                      Among

                             Cognizant Corporation,

                                    WAC Inc.

                                       And

                            Walsh International Inc.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                                                            ----

                                    ARTICLE I

                                    The Merger .............................   2

SECTION 1.01. The Merger ...................................................   2

SECTION 1.02. Closing ......................................................   2

SECTION 1.03. Effective Time of the Merger .................................   2

SECTION 1.04. Effects of the Merger ........................................   2

SECTION 1.05. Certificate of Incorporation; By-Laws ........................   2

SECTION 1.06. Directors ....................................................   3

SECTION 1.07. Officers .....................................................   3

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                   Constituent Corporations.................................   3

SECTION 2.01. Effect on Capital Stock ......................................   3

SECTION 2.02. Exchange of Certificates .....................................   4

SECTION 2.03. Treatment of Options .........................................   6

SECTION 2.04. Treatment of Debt Securities and Warrants ....................   7

                                   ARTICLE III

                         Representations and Warranties ....................   8

SECTION 3.01. Representations and Warranties of the Company ................   8

SECTION 3.02. Representations and Warranties of Parent and Sub. ............  23

                                                                            Page

                                                                            ----

                                   ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Merger ......   28

SECTION 4.01. Conduct of Business .........................................   28

                                    ARTICLE V

                             Additional Agreements ........................   33

SECTION 5.01. Preparation of Form S-4 and Proxy Statement;

          Stockholder Meeting .............................................   33

SECTION 5.02. Access to Information; Confidentiality ......................   34

SECTION 5.03. Reasonable Efforts ..........................................   34

SECTION 5.04. Indemnification .............................................   34

SECTION 5.05. Public Announcements ........................................   36

SECTION 5.06. No Solicitation .............................................   36

SECTION 5.07. Benefit Matters .............................................   37

SECTION 5.08. Stock Exchange Listing ......................................   38

SECTION 5.09. Letters of the Company's Accountants ........................   38

SECTION 5.10. Letters of Parent's Accountants .............................   38

SECTION 5.11. Takeover Statute ............................................   38

                                   ARTICLE VI

                             Conditions Precedent .........................   38

SECTION 6.01. Conditions to Obligations of Each Party to Effect the Merger.   38

SECTION 6.02. Additional Conditions to Obligations of Parent and Sub. .....   39

SECTION 6.03. Additional Conditions to Obligations of the Company .........   40

                                                                            Page

                                                                            ----


                                                    ARTICLE VII

                       Termination, Amendment and Waiver ..................   41

SECTION 7.01. Termination .................................................   41

SECTION 7.02. Effect of Termination .......................................   42

SECTION 7.03. Amendment ...................................................   42

SECTION 7.04. Extension; Waiver ...........................................   42

SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver ...   43

                                  ARTICLE VIII

                              General Provisions ..........................   43

SECTION 8.01. Nonsurvival of Representations and Warranties ...............   43

SECTION 8.02. Fees and Expenses ...........................................   43

SECTION 8.03. Notices .....................................................   44

SECTION 8.04. Definitions .................................................   45

SECTION 8.05. Interpretation ..............................................   49

SECTION 8.06. Counterparts ................................................   49

SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries ..............   49

SECTION 8.08. GOVERNING LAW ...............................................   49

SECTION 8.09. Assignment ..................................................   50

SECTION 8.10. Enforcement .................................................   50

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

EXHIBITS

Exhibit A    Form of Amended and Restated Certificate of Incorporation of the

             Company

Exhibit B    Form of Stock Option Agreement
Exhibit C    Parent Exchange Ratios
Exhibit D    IMS Representations
Exhibit E    IMS Exchange Ratio
Exhibit F    IMS Exchange Ratio

     AGREEMENT AND PLAN OF MERGER, dated as of March 23, 1998, among Cognizant Corporation, a Delaware corporation ("Parent"), WAC Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Walsh International Inc., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Sub and the 31 upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders;

     WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock", which term also refers to and includes, unless the context otherwise requires, the associated Rights, as defined in Section 8.04) issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03), other than shares owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.04) of the Company or by Parent, Sub or any subsidiary of Parent, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

     WHEREAS, the Merger and this Agreement require the vote of the holders of a majority of the outstanding shares of the Company Common Stock for the approval thereof (the "Company Stockholder Approval");

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of Parent's willingness to enter into this Agreement, Parent and the Company are entering into a stock option agreement, dated as of the date hereof, in the Form of Exhibit A hereto (the "Stock Option Agreement"), pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock;

     WHEREAS,   Parent,   Sub   and  the   Company   desire   to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and the Stock Option Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

     SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto. Notwithstanding the foregoing, in the event that the Closing Date otherwise would occur during the period beginning on the record date (the "Distribution Record Date") for the determination of holders of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") entitled to receive shares of common stock, par value $0.01 per share ("IMS Common Stock" and, together with the Parent Common Stock, the "Merger Stock"), of IMS Health Incorporated, a Delaware corporation ("IMS"), in the proposed dividend of IMS Common Stock to Parent's stockholders (the "Parent Transaction") and ending on the date that is 17 trading days following the date of commencement of "regular way" trading in the IMS Common Stock on the New York Stock Exchange ("NYSE"), the Closing Date shall be deferred to the date that is 18 trading days following the date of commencement of "regular way" trading in the IMS Common Stock on the NYSE.

     SECTION 1.03. Effective Time of the Merger. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time on the Closing Date as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time on the Closing Date as is permissible in accordance with the DGCL and as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. As used herein, "Surviving Corporation" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

     SECTION 1.05. Certificate of Incorporation; By-Laws. (a) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the certificate of incorporation of the Company shall be amended and restated in the form attached hereto as Exhibit A (the "Amended and Restated Company Charter"), which Amended and Restated Company Charter shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the by-laws of Sub as in effect immediately prior to the Effective Time of the Merger shall be the by-laws of the Surviving Corporation at the Effective Time of the Merger until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation at the Effective Time of the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation at the Effective Time of the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the

                            Constituent Corporations

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

     (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Merger Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares cancelled pursuant to Section 2.01(b)) shall be converted into: (i) if the Effective Time of the Merger occurs prior to the Distribution Record Date, a fraction of a share of Parent Common Stock equal to the Parent

Exchange Ratio (as defined in Section 8.04); and (ii) if the Effective Time of the Merger occurs after the Distribution Record Date, a fraction of a share of IMS Common Stock equal to the IMS Exchange Ratio (as defined in Section 8.04). The amount of Merger Stock into which each such share of Company Common Stock is converted is referred to herein as the "Merger Consideration".

     (d) Cancellation and Retirement of Company Common Stock. As of the Effective Time of the Merger, all shares of Company Common Stock and the associated Rights issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (collectively, the "Certificates") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "Exchange Agent") which shall provide that Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of holders of the Certificates, for exchange in accordance with this Article II, certificates representing the shares of Merger Stock (such shares of Merger Stock, together with any dividends or distributions with respect thereto with a record date on or after the Effective Time of the Merger and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into shares of Merger Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Merger Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Merger Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder) and cash in lieu of any fractional shares of Merger Stock as contemplated by
Section 2.02(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Merger Stock into which the shares of Company Common Stock represented by such Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Merger Stock as contemplated by this Section 2.02.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Merger Stock with a record date on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate there also shall be paid to the holder of the Certificate representing whole shares of Merger Stock issued in exchange therefor without interest (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Merger Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of any dividends or other distributions with a record date on or after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Merger Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date on or after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Merger Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 2.02(c) and 2.02(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock (including with respect to the Rights), and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such issuance of fractional shares, Parent shall pay each holder of Certificates an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the average of the closing sale prices for a share of Merger Stock on the NYSE Composite Transaction Tape for the five trading days immediately preceding the Effective Time of the Merger.

     (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of Section 2.02(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02 which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Merger Stock, cash in lieu of fractional shares of Merger Stock and any dividends or distributions with respect to Merger Stock to which such holders may be entitled.

     (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Merger Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Merger Stock or any dividends or distributions with respect to Merger Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     SECTION 2.03. Treatment of Options. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") or the Company's Restated Stock Option and Restricted Stock Purchase Plan (the "Option Plan" and, collectively with the Directors' Plan, the "Company Stock Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, those shares which the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Merger Stock deemed purchasable pursuant to such Company Stock Option (a "Converted Option"); provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with

Section 424(a) of the Code, provided further that if the Closing Date occurs prior to the Distribution Record Date each Converted Option shall be adjusted or substituted, as the case may be, pursuant to the Parent Transaction.

     (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Merger Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Merger Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Parent shall administer the Company Stock Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plans complied with such rule prior to the Merger.

     SECTION 2.04. Treatment of Debt Securities and Warrants. (a) All debt securities of the Company that are outstanding as of the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger in accordance with their respective terms and provisions.

     (b) At the  Effective  Time of the  Merger,  each  Warrant  (as  defined in
Section 3.01(c)) that is outstanding and unexercised immediately prior thereto shall, pursuant to the terms of such Warrant, cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to purchase such number of shares of Merger Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Warrant divided by (z) the number of full shares of Merger Stock deemed purchasable pursuant to such Warrant.

     (c) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Warrants appropriate notices setting forth such holders' rights pursuant to the applicable warrant agreements with respect thereto to the extent required by the terms of the warrant agreements with respect thereto.

     (d) Parent shall take (or cause to be taken) all corporate action necessary to reserve for issuance a sufficient number of shares of Merger Stock for delivery upon conversion of the exercise of the Warrants.

                                   ARTICLE III

                         Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.04) with respect to the Company. Attached as Section 3.01(a) of the disclosure schedule delivered by the Company to Parent and Sub at the time of execution of this Agreement (the "Company Disclosure Schedule") are complete and correct copies of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Company's Amended and Restated By-laws, as amended (the "By-Laws"), as currently in effect. The Company has made available to Parent and Sub complete and correct copies of the certificates of incorporation and by-laws (or other organizational documents) of each of the Company's Subsidiaries, in each case as amended to the date of this Agreement.

     (b) Subsidiaries.  The only direct or indirect  subsidiaries (as defined in
Section 8.04) of the Company are those listed in Section 3.01(b) of the Company Disclosure Schedule (collectively, the "Subsidiaries"). All of the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, business association, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of the Company consists of (x) 20,000,000 shares of Company Common Stock, par value $.01 per share, and
(y) 5,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"), of which 1,667,000 shares have been designated as Series A Convertible Preferred Stock. As of the close of business on March 20, 1998, there were: (i) 10,612,137 shares of Company Common Stock issued and outstanding; (ii) 20,750 shares of Company Common Stock held in the treasury of the Company; (iii) 261,398 shares of Company Common Stock reserved for issuance upon exercise of Company Stock Options available for grant pursuant to the Company Stock Plans; (iv) 1,086,425 shares of Company Common Stock issuable upon exercise of awarded but unexercised Company Stock Options, with an exercise price per each awarded but unexercised Company Stock Option as is set forth in
Section 3.01(c)(iv) of the Company Disclosure Schedule; (v) 250,000 shares of Company Preferred Stock issuable pursuant to the Rights; (vi) 100,000 shares of Company Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (as defined below); (vii) 55,781 shares of Company Common Stock issuable upon exercise of currently outstanding warrants to purchase Company Common Stock, all as more particularly described in Section 3.01(c)(vii) of the Company Disclosure Schedule (collectively, the "Warrants"), and with an exercise price for each such Warrant equal to $12.72 per share of Company Common Stock; (viii) no shares of Company Preferred Stock issued and outstanding; and
(ix) no shares of Company Preferred Stock in the treasury of the Company. Except as set forth above, as of the close of business on March 20, 1998, there were no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans, the Rights and the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except pursuant to the Stock Option Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Stock Option Agreement and except as disclosed in Section 3.01(c) of the Company Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company or any of its Subsidiaries with respect to securities of the Company or any of its Subsidiaries.

     Since June 30, 1997, except as disclosed in Section 3.01(c) of the Company Disclosure Schedule, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its Subsidiaries, other than
(1) pursuant to the Stock Option Agreement, (2) the grant of any employee stock options prior to the date of this Agreement pursuant to the Company Stock Plans,
(3) the issuance of Company Common Stock upon exercise of the options granted pursuant to the Company Stock Plans prior to the date of this Agreement and (4) upon exercise of Warrants outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries, any shares of capital stock of the Company or any of its Subsidiaries; or (C) declared, set aside, made or paid to the stockholders of the Company or any of its Subsidiaries dividends or other distributions on the outstanding shares of capital stock of the Company or any of its Subsidiaries (excluding dividends declared, set aside, made or paid by wholly owned Subsidiaries to the Company or any wholly owned Subsidiaries).

     (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into each of this Agreement and the Stock Option Agreement and, subject to the Company Stockholder Approval in the case of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No holder of capital stock of the Company will be entitled to appraisal rights under the DGCL or otherwise as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. Except as set forth in Section 3.01(d) of the Company Disclosure Schedule, the execution and delivery of each of this Agreement and the Stock Option Agreement does not, and the consummation by the Company of the transactions contemplated by each of this Agreement and the Stock Option Agreement and compliance by the Company with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the Certificate of Incorporation or By-laws or the comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any international organization, the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, local or otherwise, or any court, administrative agency or commission or other governmental authority, regulatory body or agency, domestic or foreign (a "Governmental Entity"), or any other third party, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder or thereunder, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing of such applications or notices by the Company as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or any political subdivision thereof, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") of (A) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to (x) prevent or materially delay consummation of the Merger or the transactions contemplated hereby or performance of the Company's obligations hereunder or under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to the Company.

     (e) SEC Documents; Undisclosed Liabilities. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Exchange Act since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, (i) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Securities Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1996 (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly financial statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). Except as disclosed in
Section 3.01(e) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of the Company as of June 30, 1997 or the notes thereto (the "1997 Balance Sheet") included in the SEC Documents, (ii) liabilities disclosed in any Recent SEC Document and (iii) liabilities incurred since June 30, 1997 in the ordinary course of business consistent with past practice.

     (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of Merger Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Sub specifically for inclusion or incorporation by reference therein.

     (g) Absence of Certain Changes or Events. Except as disclosed in Section 3.01(g) of the Company Disclosure Schedule or in the Recent SEC Documents (as defined in Section 8.04), during the period from June 30, 1997 through and including the date hereof, each of the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been since June 30, 1997: (i) any Material Adverse Change (as defined in Section 8.04) with respect to the Company; (ii) any condition, event or occurrence which, as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or give rise to a Material Adverse Change with respect to the Company; (iii) any action or failure to act which, if it had been taken or not taken after the execution of this Agreement, would have required the consent of Parent pursuant to this Agreement; or (iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or perform its obligations hereunder or thereunder.

     (h) Litigation; Labor Matters; Compliance with Laws. (i) Except as disclosed in Section 3.01(h)(i) of the Company Disclosure Schedule or in the Recent SEC Documents, as of the date hereof, there is (1) no suit, action, arbitration or proceeding pending, and (2) to the knowledge of the Company, no suit, action, arbitration or proceeding threatened against or investigation pending, in each case with respect to the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder. To the knowledge of the Company, except as disclosed in Section 3.01(h)(i) of the Company Disclosure Schedule or in the Recent SEC Documents, as of the date hereof there is no reasonable basis for any action, suit, arbitration or proceeding that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder.

     (ii) Except as disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule or in the Recent SEC Documents, (1) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (2) as of the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (3) as of the date hereof, there is no strike, work stoppage or other similar labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened; (4) as of the date hereof, no grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; (5) to the knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all applicable laws (domestic and foreign), agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (6) the Company and each of its Subsidiaries has complied in all material respects with its payment obligations to all employees of the Company and its Subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any policy, practice, agreement, plan, program of the Company or any of its Subsidiaries or any statute or other law; (7) neither the Company nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company or any of its Subsidiaries, nor to the knowledge of the Company will the Company or any of its Subsidiaries have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its Subsidiaries of any persons employed by the Company or any of its Subsidiaries on or prior to the Effective Time of the Merger, excluding any such payment or liability which does not exceed $50,000 individually or $500,000 in the aggregate with all such other payments and liabilities not disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule; and (8) the Company and each of its Subsidiaries is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

     (iii) Each of the Company and each of its Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Except as disclosed in
Section 3.01(h)(iii) of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

     (iv) Each of the Company and each of its Subsidiaries have in the past duly complied, and are presently duly complying, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, judgments or decrees (the "Laws") of all Governmental Entities, including, without limitation, privacy and data protection Laws of any Governmental Entity, except where the failure to have so complied or to be presently complying would neither have a Material Adverse Effect with respect to the Company nor constitute violations of criminal laws that could subject the Company or any Subsidiary to criminal liability. Neither the Company nor any Subsidiary has received any notification of or has any knowledge of any asserted material failure by it to comply with any of such Laws.

     (i) Employee Benefit Plans. (i) Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), governmental plan or government-mandated plan or arrangement providing for retirement or health or other employee benefits for which contributions are required under any applicable Law ("Governmental Plans"), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any of its Subsidiaries has any present or future right to benefits or under which the Company or any of its Subsidiaries has any present or future liability (all such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "Company Plans"); provided that such list does not include any employment agreement which (i) provides for the payment of annual cash compensation in an amount less than $50,000 and (ii) does not impose any material obligation upon any of the Company and its Subsidiaries (the "Excluded Employment Agreements").

     (ii) With respect to each Company Plan (other than the Excluded Employment Agreements), the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter;
(C) the current summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the most recent year (I) the Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

     (iii) (A) Each Company Plan has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (B) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and, except for the Walsh America 401(k) Retirement Plan, has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (D) neither the Company nor, to the knowledge of the Company, any other party has engaged in a prohibited transaction, as such term is defined under Section 4975 of the Code or ERISA
Section 406, which would subject the Company or Parent or its Subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA; (E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (F) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction) as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (G) except for the Source Information America, PMSI Scott-Levin and Walsh America 401(k) Retirement Plan, each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (H) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger.

     (iv) No Company Plan is subject to Title IV of ERISA, and no Company Plan is a multiemployer plan as defined in Section 4001(A)(3) of ERISA. The Company has never been required to contribute to or sponsored any multiemployer plan or any plan subject to Title IV of ERISA.

     (v) Except as set forth in Section 3.01(i)(v) of the Company Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

     (vi) (i) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Section 501(c)(9) of the Code.

     (vii) Except as provided in Section 3.01(i)(vii) of the Company Disclosure Schedule, no independent contractor or other contract employee has participated or is entitled to participate in any Company Plan.

     (viii) The Employee Stock Purchase Plan approved by the Board of Directors of the Company as of December 30, 1997 (the "Employee Stock Purchase Plan") has not been put into effect and no person, including any employee of the Company or any of its Subsidiaries, has purchased or has any right to purchase any shares of capital stock of the Company thereunder.

     (j) Taxes. Except as disclosed in Section 3.01(j) of the Company Disclosure
Schedule: (i) the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group of which the Company or any of its Subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) all such Tax Returns are complete and correct in all material respects; (iii) the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group of which the Company or any of it Subsidiaries is or has been a member, has paid all Taxes due or has provided adequate reserves in its financial statements (other than in respect of deferred taxes) for any Taxes that have not been paid;
(iv) no material claim for unpaid Taxes has been asserted by a Tax authority or has become a lien against the property of the Company or any of its Subsidiaries (other than with respect to Taxes not yet due and payable) or is being asserted against the Company or any of its Subsidiaries; (v) no audit or other proceeding with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by the Company or any of its Subsidiaries is being conducted by any governmental or Tax authority and the Company and its Subsidiaries have not received notification in writing that any such audit or other proceeding with respect to Taxes or any Tax Return is pending; (vi) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any Person (other than the Company or its Subsidiaries), including, without limitation, liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, transfer, net worth, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (k) Properties. Except as disclosed in Section 3.01(k) of the Company Disclosure Schedule, the Company or one of its Subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the 1997 Balance Sheet as being owned by the Company or one of its Subsidiaries (other than any such properties or assets sold or disposed of since June 30, 1997 in the ordinary course of business consistent with past practice) and (B) acquired after June 30, 1997 which are material to the Company's business on a consolidated basis, in each case free and clear of all Liens, except statutory Liens securing payments not yet due and such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the 1997 Balance Sheet and
(y) acquired after June 30, 1997 which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto (except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), and there is no default thereunder by the lessee or, to the Company's knowledge, as of the date hereof, the lessor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company. As of the date hereof, the Company has not received written notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its Subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation.

     (l) Environmental Matters. Except as could not reasonably be expected to result in any liability under or relating to Environmental Laws (as defined in Section 8.04) to the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company:

          (i) each of the Company and each of its Subsidiaries holds and is, and has been, in compliance with all Environmental Permits (as defined in Section 8.04), and each of the Company and each of its Subsidiaries is, and has been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

          (ii) neither the Company nor any of its Subsidiaries has received any written Environmental Claim or has knowledge of any other Environmental Claim or threatened Environmental Claim;

          (iii) neither the Company nor any of its Subsidiaries has entered into
     any  consent   decree,   order  or  agreement  under  or  relating  to  any
     Environmental Law;

          (iv) there are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its Subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws; and

          (v) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any of its Subsidiaries following such consummation.

     (m) Contracts; Debt Instruments. (i) Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party, as of the date hereof, is, or by virtue of the transactions contemplated hereby, will be, in default in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such subsidiary is bound, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company; and, to the knowledge of the Company, there has not occurred any event, nor will this transaction by its terms cause the occurrence of any event, that with the lapse of time or the giving of notice or both would constitute such a default.

     (ii) The Company has made available to Parent (x) true and correct copies (or accurate English translations) of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in section 8.04) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred and (y) accurate information regarding the respective principal amounts currently outstanding thereunder.

     (iii) Except as set forth in Section 3.01(m)(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its Subsidiaries, that, following the Effective Time of the Merger, would impose any material restriction on the ability of Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to conduct any of the businesses currently conducted by any of them.

     (iv) Except as set forth in Section 3.01(m)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement which, pursuant to the requirements of Form 10-K under the Exchange Act, would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company, except agreements included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 or any Recent SEC Document.

     (v) Set forth in Section 3.01(m)(v) of the Company Disclosure Schedule are all (a) (i) data supply contracts and (ii) customer contracts between the Company or any of its Subsidiaries and third parties involving the provision of products or services in more than one country; (b) contracts between the Company or any of its Subsidiaries, on the one hand, and any of their respective directors, officers, employees or affiliates, or any former directors, officers, employees or affiliates of the Company, on the other hand (other than the Excluded Employment Agreements); (c) joint venture and/or agreements and development agreements to which the Company or any of its Subsidiaries is a party; and (d) contracts between the Company or any of its Subsidiaries, on the one hand, either National Data Corporation, Source Informatics Inc. and/or Pharmaceutical Marketing Services Inc. or any of their respective subsidiaries, on the other hand.

     (vi) Except as disclosed in Section 3.01(m)(vi) of the Company Disclosure

Schedule, (i) as of the date of this Agreement, with respect to each of its current customers, neither the Company nor any of its Subsidiaries has received notice to the effect that (or has knowledge that) any such customer intends to terminate or otherwise modify its relationship with the Company or any of its Subsidiaries or decrease or limit the services rendered or products sold by the Company or its Subsidiaries, which termination, modification, decrease or limit would in the aggregate result in a decrease in revenues of the Company and its Subsidiaries in an amount in excess of $500,000 on an annualized basis and (ii) during the fiscal year ended June 30, 1997, no customer of the Company or its Subsidiaries terminated or otherwise modified its relationship with the Company or any of its Subsidiaries or decreased or limited the services rendered or products sold by the Company or its Subsidiaries, which termination, modification, decrease or limit resulted in an aggregate decrease in revenues of the Company and its Subsidiaries in an amount in excess of $500,000 for the fiscal year ended June 30, 1997 as compared to the fiscal year ended June 30, 1996.

     (vii) The Company has not entered into any material purchase commitment, customer contract or other arrangement with any third party that was not entered into in the ordinary course of business of the Company and consistent with its past practice or which contains any material term that is not customary with respect to commitments, contracts or arrangements of such type.

     (n) Brokers. Except as disclosed in Section 3.01(n) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person, other than NationsBanc Montgomery Securities ("NMS"), the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stock Option
Agreement based upon arrangements made by or on behalf of the Company. The Company agrees to indemnify Parent and Sub and to hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by the Company or any of its affiliates.

     (o) Opinion of Financial Advisor. The Company has received as of the date of this Agreement the opinion of NMS to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

     (p) Board Recommendation; State Antitakeover Law. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, taken together, are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Stock Option Agreement and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     (q) Required Company Vote. The Company Stockholder Approval, being the affirmative vote of a majority of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stock Option Agreement.

     (r) Intellectual Property. (i) Except as otherwise noted in Section 3.01(r)(i) of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or has the right to use all Intellectual Property material to the operation of the business of the Company and its Subsidiaries as currently conducted or to products or services currently under development by the Company or any of its Subsidiaries (collectively, "Material Intellectual Property"), and has the right to use, license, sublicense or assign the same without liability to, or any requirement of consent from, any other person or party; in this regard, to the knowledge of the Company as of the date hereof, no facts or circumstances exist which would affect the validity, subsistence or existence of any Material Intellectual Property. Except as set forth in Section 3.01(r)(i) of the Company Disclosure Schedule, all Material Intellectual Property is either owned by the Company or its Subsidiaries free and clear of all Liens or is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. Unless otherwise noted in Section 3.01(r)(i) of the Company Disclosure Schedule,
(i) none of the Material Intellectual Property infringes or otherwise conflicts with any proprietary or other right of any person or party; (ii) as of the date hereof, there is no pending or threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any of the Material Intellectual Property; (iii) there is no outstanding judgment, order, writ, injunction or decree relating to any of the Material Intellectual Property; (iv) as of the date hereof, there is currently no infringement by any third party of any of the Material Intellectual Property; and (v) the Material Intellectual Property owned, used or possessed by the Company or its Subsidiaries is sufficient and adequate to conduct the business of the Company and its Subsidiaries to the full extent as such business is currently conducted.

     (ii) Each of the Company and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard their Material Intellectual Property, including any Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

     (iii) The Company or one of its Subsidiaries is the sole and exclusive owner of all Software (which term includes, without limitation, all computer programs, whether in source code or object code form, algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing) that is required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted. Except as set forth in Section 3.01(r)(iii)(b) of the Company Disclosure Schedule, all of the Software owned by the Company or any of its Subsidiaries, including, without limitation, Premiere and Precise, is Year 2000 Compliant (as defined in Section 8.04). Notwithstanding anything to the contrary set forth in this Section 3.01(r)(iii), the term "Software" does not include any software used or held for use by the Company or its Subsidiaries and not owned by the Company or its Subsidiaries, including but not limited to any software licensed or leased by third parties to the Company or its Subsidiaries and commonly available "shrink wrap" software copyrighted by third parties (collectively, the "Third Party Software"). All of the Third Party Software required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. To the Company's knowledge as of the date hereof, except as set forth in Section 3.01(r)(iii)(c) of the Company Disclosure Schedule, all of the Third Party Software is Year 2000 Compliant.

     (iv) The Company or one of its Subsidiaries is the sole and exclusive owner of all Databases (which term includes, without limitation, all databases, documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained in the databases) that are required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted. The Databases, together with the Third Party Databases (as defined below), contain that data heretofore used by the Company and its Subsidiaries in the operation of their respective businesses. Except as set forth in Section 3.01(r)(iv)(b) of the Company Disclosure Schedule, the Databases are Year 2000 Compliant. Notwithstanding anything to the contrary set forth in this Section 3.1(r)(iv), the term "Databases" does not include any databases used or held for use by the Company and its Subsidiaries and not owned by the Company and its Subsidiaries, including, but not limited to, any databases licensed or leased by third parties to the Company and databases generally available to the public (collectively, the "Third Party Databases"). All of the Third Party Databases required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted are used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. To the Company's knowledge as of the date hereof, except as set forth in Section 3.01(r)(iv)(c) of the Company Disclosure Schedule, all of the Third Party Databases are Year 2000 Compliant.

     (v) Except as set forth in Section 3.01(r)(v) of the Company Disclosure Schedule, to the knowledge of the Company, no confidential or trade secret information of the Company or any of its Subsidiaries has been provided to any party except subject to written confidentiality agreements.

     (s) Ownership of Parent Common Stock. Neither the Company nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

     (t) Rights Agreement. (i) The Company has taken all actions necessary so as to provide that neither Parent nor Sub will become an "Acquiring Person" and that no "Flip-In Event", "Flip-In Trigger Date", "Flip-Over Event", "Shares Acquisition Date", "Redemption Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Stock Option Agreement or the consummation of the Merger or the acquisition of shares of Company Common Stock by Parent pursuant to the Stock Option Agreement.

     (ii) The Company has taken all actions necessary with respect to all of the outstanding Rights so that, immediately prior to the Effective Time of the Merger, (A) neither Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

     (a) Organization, Standing and Corporate Power. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S- X of the SEC) (collectively, the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its articles of incorporation and by-laws and the certificate of incorporation and by-laws of Sub.

     (b) Capital Structure. (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, 10,000,000 shares of Series Common Stock, $.01 per share, of Parent ("Series Stock") and 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). As of the close of business on March 10, 1998, there were: (i) 171,120,069 shares of Parent Common Stock issued and outstanding; (ii) 7,702,009 shares of Parent Common Stock held in the treasury of Parent; (iii) 12,189,852 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock option and stock purchase plans (such plans, collectively, the "Parent Stock Plans"); (iv) 15,002,581 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options; and (v) no shares of Series Stock or Parent Preferred Stock outstanding. Except as set forth above and except for shares of junior participating preferred stock issuable pursuant to the Rights Agreement, dated as of October 15, 1996, between Parent and First Chicago Trust Company of New York, as of the close of business on March 10, 1998 there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. Except as set forth above or in Section 3.02(b) of the disclosure schedule delivered by Parent and Sub to the Company at the time of execution of this Agreement (the "Parent Disclosure Schedule"), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

     (ii) During the period from March 10, 1998 through the date of this Agreement, except as set forth in Section 3.02(b) of the Parent Disclosure Schedule, Parent did not (A) issue or permit to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Parent, other than pursuant to or as permitted by the terms of the Parent Stock Plans; (B) repurchase, redeem or otherwise acquire, directly or indirectly through one or more subsidiaries, any shares of capital stock of Parent; or (C) declare, set aside, make or pay to the stockholders of Parent dividends or other distributions on the outstanding shares of capital stock of Parent (other than regular quarterly cash dividends on the Parent Common Stock).

     (iii) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

     (iv) As of the Closing Date, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

     (c) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into each of this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stock Option Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Stock Option Agreement have been duly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of Parent and Sub, enforceable against them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution and delivery of each of this Agreement and the Stock Option Agreement does not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the certificate of incorporation or by-laws of Parent, Sub or any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which Parent, Sub or any other subsidiary of Parent is a party or by which any of their respective properties or assets are bound or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent and Sub or the consummation by Parent and Sub of any of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form under the HSR Act and the filing of such applications or notices by Parent and Sub as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or any political subdivision thereof, (ii) the filing with the SEC and the NYSE of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x)  prevent  or  materially  delay  consummation  of the  Merger  or the  other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder and under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to Parent.

     (d) Parent SEC Documents; Undisclosed Liabilities. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act since November 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, as of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in
Section 3.02(d) of the Parent Disclosure Schedule, the consolidated financial statements of Parent included in all Parent SEC Documents filed since November 1, 1996 (the "Parent SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly financial statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring year-end audit adjustments). Except as disclosed in Section 3.02(d) of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of Parent as of December 31, 1997, (ii) liabilities disclosed in any SEC Document filed by Parent prior to the date of this Agreement with respect to any period ending, or date occurring, after December 31, 1997 and (iii) liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practice.

     (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

     (f) Absence of Certain Changes or Events. Except as disclosed in Section 3.02(f) of the Parent Disclosure Schedule, during the period from December 31, 1997 through and including the date hereof, there is not and has not been: (i) any Material Adverse Change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any action or failure to act which, if it had been taken or not taken after the execution of this Agreement, would have required the consent of the Company pursuant to this Agreement; or (iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform its obligations hereunder or under the Stock Option Agreement.

     (g) Litigation; Compliance with Laws. (i) Except as disclosed in Section 3.02(g)(i) of the Parent Disclosure Schedule or in the Parent SEC Documents, as of the date hereof, there is (1) no suit, action, arbitration or proceeding pending, and (2) to the knowledge of Parent, no suit, action, arbitration or proceeding threatened against or investigation pending, in each case with respect to Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder and under the Stock Option Agreement nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder. To the knowledge of Parent, except as disclosed in Section 3.02(g)(i) of the Parent Disclosure Schedule or in any SEC Document filed by Parent prior to the date of this Agreement with respect to any period ending, or date occurring, after December 31, 1997, as of the date hereof there is no reasonable basis for any action, suit, arbitration or proceeding that, individually or in the aggregate, could reasonable be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform their obligations hereunder or thereunder.

     (ii) Except as disclosed in Section 3.02(g)(ii) of the Parent Disclosure Schedule, the businesses of Parent and its subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

     (h) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent agrees to indemnify the Company and to hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

     (i) Interim Operations of Sub. Sub was formed on March 11, 1998 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (j) Required Vote. This Agreement has been approved by Parent, as the sole stockholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby.

     (k) Ownership of Company Common Stock. Neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

                                   ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Merger.

     SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by Parent, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its and their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable efforts to preserve substantially intact its and their current business organizations, keep available the services of its and their current officers and employees and preserve its and their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having significant business dealings with it and them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned domestic Subsidiary to its parent, (y) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its Subsidiaries, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Company Common Stock upon (i) the exercise of Warrants outstanding on the date of this Agreement in accordance with their present terms and (ii) the exercise of Company Stock Options awarded prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms;

          (iii) (A) amend the Certificate of Incorporation or By-Laws or comparable charter or organizational documents of any Subsidiary, or (B) amend or terminate the Rights Agreement;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) other than as set forth in Section 4.01(a)(v) of the Company Disclosure Schedule with respect to the sale of certain assets at not less than the fair market value thereof, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $100,000 individually and $500,000 in the aggregate, except sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and intercompany indebtedness between the Company and its wholly-owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary;

          (vii) acquire or agree to acquire any assets, other than inventory in the ordinary course of business consistent with past practice, or make or agree to make any capital expenditures, except capital expenditures that either are contemplated (with respect to both nature and amount) by the Company's capital budget for the fiscal year ending June 30, 1998 (a true and correct copy of which is included Schedule 4.01(a)(vii) of the Company Disclosure Schedule) or do not exceed $100,000 in the aggregate;

          (viii) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof and other liabilities and obligations not exceeding $75,000 individually or $250,000 in the aggregate, or (y) claims settled or compromised to the extent permitted by Section 4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

          (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (x) enter into or amend any collective bargaining agreement;

          (xi) change any material accounting principle used by it, except as required by generally accepted accounting principles;

          (xii) settle or compromise any litigation or claim (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation or claims that neither provide for injunctive or similar relief that could be material to the business or operations of the Company or any of its Subsidiaries nor require payments (after giving effect to insurance proceeds actually received or reasonably believed by management of the Company to be receivable) in settlement or compromise exceeding $75,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

          (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404, other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

          (xiv) transfer to any person or entity any rights to its Intellectual Property, other than the provision of data or the granting of end-user licenses in the ordinary course of business consistent with past practice to customers of the Company or its Subsidiaries;

          (xv) enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology; or

          (xvi) authorize, or commit or agree to take, any of the foregoing actions.

     (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) in connection with the Parent Transaction and (2) regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) with customary record and payment dates, or (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

          (ii) amend Parent's articles of incorporation or by-laws in a manner that would be materially adverse to the holders of Merger Stock (it being understood that an amendment to the articles of incorporation of Parent increasing the number of authorized shares of Parent Common Stock or other capital stock of Parent shall not be deemed to be materially adverse to the holders of Merger Stock); or

          (iii) authorize, or commit or agree to take, any of the foregoing actions.

     (c) Changes in Employment Arrangements. Neither the Company nor any of its Subsidiaries shall (i) adopt or amend (except as may be required by law) any Company Plan for the benefit or welfare of any employee, officer, director or former director, officer or employee, (ii) other than increases for individuals (other than executive officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, officer, employee or former director, officer or employee or pay any benefit not required by any existing plan, arrangement or agreement or (iii) take any action to implement the Employee Stock Purchase Plan; provided that the foregoing shall not prohibit the Company from entering into commitments with respect to the payment of "stay bonuses" and similar incentive compensation not exceeding $300,000 in the aggregate.

     (d) Severance. Except as contemplated by the proviso to the immediately preceding paragraph (c), neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

     (e) WARN. Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, or a similar restructuring affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries, without notifying Parent or its affiliates in advance and without complying with the notice requirements and other provisions of WARN or any applicable foreign laws or regulations.

     (f) Tax Elections. Except as consistent with past practice, neither the Company nor any of its Subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign tax liability.

     (g) Tax-Free Reorganization Treatment. No party shall, and none shall permit any of its subsidiaries to, intentionally take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; provided that the foregoing shall not be construed to restrict Parent from completing the Parent Transaction.

     (h) Nominee Shares. The Company shall cause any person who owns any shares of capital stock of any of the Company's Subsidiaries, whether in trust or pursuant to any nominee arrangement with the Company or any of its Subsidiaries, to transfer, effective not later than the Effective Time of the Merger, all right, title and interest in and to such shares to Parent or any person designated by Parent.

     (i) Other Actions. Neither the Company nor Parent shall, or shall permit any of their respective subsidiaries to, (i) intentionally take any action or fail to take any action that, if taken or not taken on or prior to the date of this Agreement, would have resulted in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or (ii) intentionally take any action that would or reasonably might be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of the Stock Option Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (x) any action or failure to act of the type set forth in clause (i) above,
(y) the failure by such party to comply with any covenant, condition or agreement hereunder or under the Stock Option Agreement and (z) any event which could reasonably be expected to cause the conditions set forth in Article VI not being satisfied; provided, however, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                    ARTICLE V

                              Additional Agreements

     SECTION 5.01. Preparation of Form S-4 and Proxy Statement; Stockholder Meeting. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file (or cause to be prepared and filed) with the SEC the Form S-4 in which the Proxy Statement will be included. Parent and the Company shall each use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Merger Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its stockholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Sub and the Company, respectively, (i) for use in the Form S-4, at the time the Form S-4 becomes effective, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading and (ii) for use in the Proxy Statement, on the date the Proxy Statement is mailed to the Company's stockholders and on the date of the Stockholders Meeting referred to below, shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances under which the statements therein were made, not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 and/or the Proxy Statement which shall have become false or misleading.

     (b) All mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

     (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.01(p); provided, however, that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.01(o), shall be included in the Proxy Statement. The Company will use its best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

     SECTION 5.02. Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger, to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees and representatives to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 22, 1997, between Parent and the Company (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect following the execution and delivery of this Agreement.

     (b) No investigation pursuant to this Section 5.02 or otherwise shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     SECTION 5.03. Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including
(i) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement, (ii) defending any lawsuits or other proceedings challenging this Agreement and (iii) accepting and delivering additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties agree that each of Parent and Sub, on the one hand, and the Company, on the other hand, shall have the opportunity to negotiate and consult directly with all applicable Governmental Entities and third parties in connection with their consideration of the transactions contemplated by this Agreement. Notwithstanding anything in this Section 5.03 to the contrary, neither party shall be required to: (i) expend material sums of money or grant material financial or other accommodations to any party, (ii) divest any material operations or (iii) set aside any material assets in order to satisfy the terms of this Section 5.03.

     SECTION 5.04. Indemnification. (a) From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, eligible for indemnification pursuant to the Certificate of Incorporation and By-Laws or the constituent organizational documents of any Subsidiary (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the extent the Company or such Subsidiary would have been permitted under the Certificate of Incorporation and By-laws, or such other constituent organizational documents, as the case may be, to indemnify such person. Nothing contained herein shall limit any rights to indemnification which any Indemnified Party may have under any indemnification agreement or the Certificate of Incorporation or By-Laws or the constituent organizational documents of any Subsidiary. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time of the Merger), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time of the Merger shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that Reboul, MacMurray, Hewitt, Maynard & Kristol is acceptable to Parent and the Surviving Corporation); (ii) after the Effective Time of the Merger, Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time of the Merger, the Surviving Corporation will cooperate in the defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.04, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify Parent or the Surviving Corporation shall not relieve them from any liability which they may have under this Section 5.04 except to the extent such failure materially prejudices Parent and the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking, if any, required by Section 145(e) of the DGCL. Parent and the Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

     (b) Parent shall cause to be maintained in effect for six years from the Effective Time of the Merger directors' and officers' liability insurance coverage covering persons who are directors and officers of the Company on the date of this Agreement, with respect to matters occurring prior to the Effective Time of the Merger, and containing terms and conditions which are not less advantageous to such persons than the policies of the Company in effect on the date hereof (the "Company Insurance"); provided that Parent shall not be required to spend annually in excess of 150% of the annual premium for the Company Insurance paid by the Company as of the date of this Agreement (the "Current Premium"), which Current Premium the Company represents is $175,000 per annum; provided, further, that if Parent would be required to spend annually in excess of 150% of the Current Premium to obtain insurance having terms not less advantageous than the Company Insurance, the Surviving Corporation will be required to spend up to such amount to maintain or procure as much insurance coverage as can be procured for such premium.

     SECTION 5.05. Public Announcements. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 5.06. No Solicitation. Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to, (a) solicit, initiate or take any action knowingly to encourage or facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or of over 15% of any class of equity securities of the
Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined in Section 8.02) beneficially owning 15% or more of any class of equity securities of the Company or any of its significant Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement) concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited bona fide written Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made an unsolicited bona fide written Transaction Proposal, (iii) following receipt of an unsolicited bona fide written Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of an unsolicited bona fide written Transaction Proposal, failing to make or withdrawing, modifying or amending its recommendation referred to in
Section 3.01(p), and/or (v) taking any action required to be taken by the Company pursuant to an order by any court of competent jurisdiction (other than an order that has been reversed, withdrawn or stayed), but in each case referred to in the foregoing clauses (i) through (v) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law; provided, further, that, to the extent that it may do so without acting in a manner contrary to its fiduciary duties under applicable law, the Board of Directors of the Company shall advise Parent promptly with respect to the taking of any such action and, in addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent of the material terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

     SECTION 5.07. Benefit Matters. (a) Parent shall cause the Surviving Corporation to maintain employee benefit plans (as defined in Section 3(3) of ERISA) for the benefit of employees of the Company or its Subsidiaries, which are, in the aggregate, no less favorable than those that cover similarly situated employees of Parent.

     (b) Parent will cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its Subsidiaries under any Parent welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger and (ii) provide each employee of the Company and its Subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time of the Merger.

     (c) Prior to the Closing Date, Parent (or IMS if the Closing Date occurs after the Distribution Record Date) shall establish an employee stock option plan, having terms and conditions comparable to Parent's 1996 Key Employees
Stock Incentive Plan, pursuant to which it will offer to grant, as of the Effective Time of the Merger, options to purchase an aggregate of 250,000 shares of Parent Common Stock (or the appropriate corollary number of shares of IMS Common Stock in light of the Parent and IMS Exchange Ratios if the Closing Date occurs after the Distribution Record Date) at fair market value, as of the Closing Date, to certain employees of the Company and its Subsidiaries who are expected to be Continuing Employees; the names of such employees and the number of options to be offered to each shall be set forth in a letter to be delivered by Parent (or IMS if the Closing Date occurs after the Distribution Record Date) to the Company prior to the Closing Date.

     SECTION 5.08. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Merger Stock to be issued in the Merger and the shares of Merger Stock to be reserved for issuance upon exercise of Company Stock Options and/or Warrants to be approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 5.09. Letters of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.10. Letters of Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Parent's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P. dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.11. Takeover Statute. If any "fair price", "moratorium", "control share acquisition", "interested shareholder" or other similar anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement, as the case may be, or the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                   ARTICLE VI

                              Conditions Precedent

     SECTION 6.01. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (a) Effectiveness of Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or Parent, threatened by the SEC. Any material "blue sky" and other state securities laws applicable to the registration and qualification of the

Merger Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

     (b) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (c) No Order. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use all reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (d) HSR Act and Other Waiting Periods. The applicable waiting period under the HSR Act shall have expired or been terminated and all other waiting periods specified under applicable laws, and all extensions thereof, the passing of which is legally required prior to the consummation of the Merger, shall have expired or been terminated.

     (e) NYSE Listing. The shares of Merger Stock issuable to stockholders of the Company in accordance with this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

     (f) Other Approvals. Other than the filing of merger documents in accordance with Delaware Law, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by the Company and Parent prior to the consummation of the Merger and the other transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities and all waiting periods specified under applicable laws and all extensions thereof, the passing of which is necessary for such consummation shall have passed, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a Material Adverse Effect with respect to Parent.

     SECTION 6.02. Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger and the transactions contemplated in this Agreement are also subject to the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to "materiality," "Material Adverse Change" or "Material Adverse Effect" shall be true and correct, and each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date. Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

     (c) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the Stock Option Agreement or seeking to obtain from the Company, Sub or Parent or any of their respective affiliates any material amount of damages, (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company or any of their respective affiliates of any material portion of their business or assets or to dispose of or hold separate any material portion of their business or assets, as a result of the Merger or any other transaction contemplated by this Agreement or the Stock Option
Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a Material Adverse Effect with respect to Parent or the Company.

     (d) Rights Agreement. None of the events described in Section 3, 7, 11, 13, 23 or 24 of the Rights Agreement shall have occurred, and the Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

     SECTION 6.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified as to "materiality," "Material Adverse Change" or "Material Adverse Effect" shall be true and correct, and each of the other representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of a duly authorized officer of Parent and Sub to such effect.

     (b) Agreements and Covenants. Parent and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of a duly authorized officer of Parent and Sub to that effect.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

     SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

     (a) by mutual written consent of Parent and the Company; or

     (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

     (c) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

     (d) by either Parent or the Company if at the duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of a majority of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby; or

     (e) by Parent, if the Company or its Board of Directors shall have (1) withdrawn, modified or amended in any respect adverse to Parent its approval or recommendation of this Agreement or any of the transactions contemplated herein (it being understood that a communication by the Company that contains only the information described in Rule 14d-9(e) under the Exchange Act shall not be deemed to be such a modification or amendment or an action described in clause
(5) below), (2) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (3) recommended any Transaction Proposal from a person other than Parent or any of its affiliates, (4) resolved to do any of the foregoing or (5) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer; or

     (f) by the Company, if, pursuant to and in compliance with Section 5.06 hereof, the Board of Directors of the Company concludes in good faith, based on written advice from outside counsel, that in order to avoid acting in a manner contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under the DGCL, the Board of Directors must not make or must withdraw or modify its recommendation referred to in Section 3.01(p) and the Board of Directors does not make or withdraws or modifies such recommendation.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(n), Section 3.02(h), the last sentence of Section 5.02(a) (and the provisions of the Confidentiality Agreement referred to therein), this Section 7.02, Section 8.02, Section 8.07 and Section 8.08. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement (including, without limitation, liability for damages as a result of any such breach that gives rise to an inability to satisfy any of the conditions to Closing set forth in Article VI).

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

     SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company, Parent, Sub, nor any officer, director or employee or stockholder of any of them shall be under any liability whatsoever with respect to any such representation or warranty after such time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 8.02. Fees and Expenses. (a) (i) If this Agreement shall have been terminated in accordance with its terms (except pursuant to Section 7.01(b)) and either of the following shall have occurred: (A) prior to such termination, any corporation (including the Company or any of its Subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Parent, Sub or any of their respective affiliates (collectively, "Persons"), shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock (it being understood that no beneficial owner of Company Common Stock as of the date hereof shall be deemed such a "Person" unless it acquires beneficial ownership of at least 3% of the outstanding Common Stock after the date hereof or becomes a member of a group of which it was not a member as of the date hereof or which includes a person which was not a member thereof as of the date hereof); or (B)
(x) prior to such termination, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public a bona fide intention to make a Transaction Proposal (including by making such a Transaction Proposal) and (y) on or prior to March 23, 1999, the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 (whether or not such Person is the Person referred to in clause (x) above); or

     (ii) if this Agreement is terminated pursuant to Section 7.01(e) or Section 7.01(f);

then the Company shall, (1) in the case of clauses (a)(i)(A) and (a)(ii) above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (a)(i)(B) above, promptly, but in no event later than one business day after an event specified in subclause (y) thereof shall have occurred, pay Parent a fee of $4,700,000 in cash which fee shall be payable in same day funds. No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 8.02(a) following termination of this Agreement shall be effective until such fee is paid.

     (b) In addition, in any case in which a fee is payable pursuant to paragraph (a) above, the Company shall promptly reimburse Parent and Sub for documented reasonable out-of-pocket expenses incurred by either of them in connection with this Agreement and the Stock Option Agreement, including reasonable accounting, investment banking and legal fees and expenses; provided that the amount of such reimbursement shall not exceed $850,000 in the aggregate.

     (c) Except as provided otherwise in paragraphs (a) and (b) above, all costs and expenses incurred in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Proxy Statement and the Form S-4 shall be borne equally by Parent and the Company.

     SECTION 8.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or transmitted by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

              Cognizant Corporation
              200 Nyala Farms
              Westport, CT 06880

              Attention:  General Counsel
              Fax Number:  (203) 222-4313

     with a copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, NY  10017

              Attention:  Peter J. Gordon, Esq.
              Fax Number:  (212) 455-2502

     (b)  if to the Company, to

              Walsh International Inc.
              105 Terry Drive, Suite 118
              Newtown, PA  18940

              Attention:  General Counsel
              Fax Number:  (215) 860-3277
     with a copy to:

              Reboul, MacMurray, Hewitt, Maynard & Kristol
              45 Rockefeller Plaza

              New York, NY 10111

              Attention:  Robert A. Schwed, Esq.
              Fax Number:  (212) 841-5725

     SECTION 8.04. Definitions. For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Base Price" means $51.792 multiplied by the IMS Fraction;

     (c) "Continuing Employees" means all persons who are actively employed on a full-time basis by the Company or its Subsidiaries immediately following the Effective Time of the Merger, other than such persons, if any, as may be identified in writing by Parent to the Company not less then five business days prior to the Closing Date;

     (d) "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (C) otherwise relating to obligations or liabilities under any Environmental Laws;

     (e) "Environmental Laws" means all applicable foreign, federal, state, provincial and local statutes, rules, regulations, ordinances, orders, decrees and common or civil law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state and foreign laws;

     (f) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its Subsidiaries to conduct their operations and businesses;

     (g) "First Threshold" means $5.00 multiplied by the IMS Fraction;

     (h) "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

     (i) "IMS Adjustment Factor" means a fraction, the numerator of which is the sum of the IMS Reference Price and the NMR Reference Price, and the denominator of which is the IMS Reference Price;

     (j) "IMS Common Stock Price" means the average of the closing sales prices of IMS Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days immediately preceding the second trading day prior to the Closing Date;

     (k) "IMS Exchange Ratio" means a fraction of a share of IMS Common Stock (rounded to the nearest 1/1,000th) equal to: (1) the product of 0.3041 multiplied by the IMS Adjustment Factor if the IMS Common Stock Price is at least equal to the Base Price minus the First Threshold but is not more than the Base Price plus the First Threshold; (2) $17.27 divided by the IMS Common Stock Price (rounded to the nearest 1/10,000th) if the IMS Common Stock Price is more than the sum of the Base Price plus the First Threshold but not more than the sum of the Base Price plus the Second Threshold; (3) $14.23 divided by the IMS Common Stock Price if the IMS Common Stock Price (rounded to the nearest 1/10,000th) is less than the Base Price minus the First Threshold but not less than the Base Price minus the Second Threshold; (4) the fraction determined in accordance with Exhibit E hereto if the IMS Common Stock Price is more than the Base Price plus the Second Threshold (or determined on the same basis as the fractions indicated in Exhibit E if such excess exceeds $20 per share of IMS Common Stock); and (5) the fraction determined in accordance with Exhibit F hereto if the IMS Common Stock Price is less than the Base Price minus the Second Threshold (or determined on the same basis as the fractions indicated in Exhibit F if such shortage exceeds $20 per share of IMS Common Stock);

     (l) "IMS Fraction" means a fraction, the numerator of which is the IMS Reference Price and the denominator of which is the sum of the IMS Reference Price and the NMR Reference Price;

     (m) "IMS Reference Price" means the average of the closing sales prices of IMS Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in the IMS Common Stock begins on the NYSE;

     (n) "indebtedness" means, with respect to any person,  without duplication,
(A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person,
(F) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

     (o) "Intellectual Property" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, whether registered or unregistered, including, without limitation, all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Software, Databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, data and other confidential information; and
(ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing;

     (p) "knowledge" means, with respect to any matter, (i) in the case of Parent, the knowledge of any director, executive officer or the General Counsel of Parent after due inquiry into such matter and (ii) in the case of the Company, the knowledge of Messrs. Turner, Hauck, Mander, Williams, Benjamin and Waugh after due inquiry into such matter;

     (q) "Material Adverse Change" means, when used with respect to the Company or Parent, any change that, either individually or in the aggregate with all other such changes, is materially adverse to the Company or Parent, as the case may be, and their respective subsidiaries taken as a whole;

     (r) "Material Adverse Effect" means, when used with respect to the Company or Parent, any change, effect, event or occurrence that, either individually or in the aggregate with all other such changes, effects, events and occurrences, either (a) is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and their respective subsidiaries taken as a whole, or (b) will be materially adverse to the business, properties, financial condition or results of operations of Parent and its subsidiaries (including the Surviving Corporation) taken as a whole following the Effective Time of the Merger;

     (s) "NMR Reference Price" means the average of the closing sales prices of Parent Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in Parent Common Stock begins under the name "Nielsen Media Research, Inc." on the NYSE;

     (t) "Parent" shall have the meaning specified in the first paragraph of this Agreement; provided that in the event of an assignment of this Agreement as provided in Section 8.09(b), the term "Parent" thereafter shall have the meaning specified in such Section;

     (u) "Parent Common Stock Price" means the average of the closing sales prices of Parent Common Stock on the New York Stock Exchange Composite
Transactions Tape on each of the 15 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger;

     (v) "Parent Exchange Ratio" means a fraction of a share of Parent Common Stock (rounded to the nearest 1/1000th) equal to: (1) 0.3041, if the Parent Common Stock Price is equal to at least $46.792 but not more than $56.792; (2) $17.27 divided by the Parent Common Stock Price (rounded to the nearest 1/10,000th) if the Parent Common Stock Price is more than $56.792 but not more than $62.792; (3) $14.23 divided by the Parent Common Stock Price (rounded to the nearest 1/10,000th) if the Parent Common Stock Price is less than $46.792 but not less than $40.792; (4) the indicated fraction of a share of Parent Common Stock set forth opposite the applicable Parent Common Stock Price in Exhibit C hereto if the Parent Common Stock Price is either more than $62.792 but not more than $82.792 or less than $40.792 but not less than $20.792; or (5) a fraction of a share of Parent Common Stock determined on the same basis as the fractions set forth in Exhibit C hereto if the Parent Common Stock Price is more than $82.792 or less than $20.792;

     (w)  "person"  means  an  individual,  corporation,   partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization or other entity;

     (x) "Recent SEC Documents" means any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or any date occurring, on or after June 30, 1997;

     (y) "Rights" means the rights to acquire one-third of a share of Company Common Stock pursuant to the Rights Agreement;

     (z) "Rights Agreement" means the Rights Agreement, dated as of January 28, 1998 between the Company and Harris Trust Company of New York;

     (aa) "Second Threshold" means $11.00 multiplied by the IMS Fraction;

     (bb) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

     (cc) "Year 2000 Compliant" means, when used with respect to any Software or Database, that such Software or Database will operate accurately and, without interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries.

     SECTION 8.05. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.04, is not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW 3 YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE PARTY AT ITS ADDRESS SET FORTH IN SECTION 8.03 OR AT SUCH OTHER ADDRESS OR TO THE ATTENTION OF SUCH OTHER PERSON, AS ANY PARTY SHALL HAVE SPECIFIED BY NOTICE IN WRITING TO THE OTHER PARTIES;

     (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

     (v) WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (i) ABOVE.

     SECTION 8.09. Assignment. (a) Except as provided in paragraph (b) below, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (b) If the Closing Date shall not have occurred prior to the Distribution Record Date, then, on the Distribution Record Date: (i) Parent shall cause all of the outstanding capital stock of Sub to be transferred to IMS; (ii) all of Parent's rights and obligations hereunder and under the Stock Option Agreement shall be assigned and delegated to IMS; and (iii) Parent shall cause IMS to execute and deliver to the Company a written instrument, in form and substance reasonably satisfactory to the Company, evidencing such assignment and assumption. In the event of such assignment and assumption, all references herein to "Parent" (other than in Sections 3.02(b)(ii) and (iii) and Sections 3.02(f) through (k)) shall thereafter be deemed to be references to IMS (including, without limitation, paragraph (a) of Section 6.03), the provisions of Section 3.02 (other than Sections 3.02(b)(ii) and (iii) and Sections 3.02(f) through (k)) shall be deemed amended in their entirety to read as set forth in Exhibit D.

     SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       COGNIZANT CORPORATION

                                       By: /s/ Kenneth S. Siegel

                                           -------------------------
                                           Name: Kenneth S. Siegel
                                           Title: Senior Vice President, General
                                           Counsel and Secretary

                                       WAC INC.

                                       By: /s/ Kenneth S. Siegel

                                           -------------------------
                                           Name: Kenneth S. Siegel
                                           Title: President

                                       WALSH INTERNATIONAL INC.

                                           By: /s/ Michael Hauck

                                           -------------------------
                                           Name: Michael Hauck
                                           Title: Chief Executive Officer

                                                                       EXHIBIT A

                                     FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WALSH INTERNATIONAL INC.

                                   ----------

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

                                   ----------


     WALSH INTERNATIONAL INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is WALSH INTERNATIONAL INC. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 27, 1988.

     2. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated and further amended to read in its entirety as follows:

     "FIRST: The name of the Corporation is

                            WALSH INTERNATIONAL INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General

Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 25,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), and 20,000,000 shares of Common

     Stock, $.01 par value (the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

     The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                                 PREFERRED STOCK

         A. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.

         B. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series, including, without limitation, the following:

              1. The maximum number of shares to constitute such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

              2. Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

              3. The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividend shall be cumulative or non-cumulative;

              4. Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

              5. The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

              6. Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

              7. Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

              8. The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

              9. The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

              10. Any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Article FOURTH.

                                       II.

                                  COMMON STOCK

     All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         (a)  Dividends.  When and as  dividends  are  declared  upon the Common
Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

         (b) Voting Rights. Except as otherwise provided by law, each holder of Common Stock shall be entitled to one vote per share.

         (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they may respectively be entitled as provided for herein, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of another corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     FIFTH: Election of directors of the Corporation need not be by written ballot, unless and to the extent provided in the By-laws of the Corporation.

     SIXTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

     For the purposes of this Article SIXTH, "fiduciary duty as directors" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

     Each of the rights conferred by this Article SIXTH shall be a contract right and any repeal or amendment of the provisions of this Article SIXTH shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, such repeal or amendment shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

     SEVENTH: The Corporation shall be subject to the following provisions regarding indemnification:

                                       I.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     A. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future, each person who was or is made a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The Corporation shall be required to indemnify a director or officer, in accordance with this Section I of this Article SEVENTH in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.

     B. Prepayment of Expenses. The Corporation shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise.

     C. Claims. If a claim under paragraph A of this Section I of this Article SEVENTH is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct. In any such action, the Corporation shall have the burden of proving that the director or officer was not entitled to the requested indemnification or payment of expenses under applicable law.

                                       II.

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

     The Corporation may, in the discretion of the Board of Directors of the Corporation, provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

                                      III.

                               GENERAL PROVISIONS

     A. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation, is by reasons of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     B. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article SEVENTH.

     C. Indemnity Agreements. The Corporation may enter into agreements with any
director,   officer,  employees  or  agent  of  the  Corporation  providing  for indemnification to the fullest extent permissible under Delaware law.

     D. Separability. Each and every paragraph, sentence, term and provision of this Article SEVENTH is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article SEVENTH may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article SEVENTH and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

     E. Contract Right. Each of the rights conferred on directors and officers of the Corporation by Section I of this Article SEVENTH and on directors, officers, employees or agents of the Corporation by Section III-A of this Article SEVENTH shall be a contract right and any repeal or amendment of the provisions of this Article SEVENTH shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, such repeal or amendment shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

     F. Nonexclusivity. The rights conferred on any person by this Article SEVENTH shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors or the Certificate of Incorporation or the By-laws of the Corporation or otherwise.

     G. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-laws made by the Board of Directors.

     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article NINTH.

     IN WITNESS WHEREOF, WALSH INTERNATIONAL INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Michael A. Hauck, its Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this __ day of ________, 1998.

                                               WALSH INTERNATIONAL INC.

                                               By:__________________________
                                                  Michael A. Hauck
                                                  Chief Executive Officer

                                                                       EXHIBIT C

                             Parent Exchange Ratios

Parent Common Stock Price                            Parent Exchange Ratio*

-------------------------                            ----------------------

         $ 20.792                                             0.4362
           22.792                                             0.4272
           23.792                                             0.4228
           24.792                                             0.4183
           25.792                                             0.4139
           26.792                                             0.4094
           27.792                                             0.4050
           28.792                                             0.4006
           29.792                                             0.3962
           30.792                                             0.3918
           31.792                                             0.3874
           32.792                                             0.3830
           33.792                                             0.3786
           34.792                                             0.3743
           35.792                                             0.3699
           36.792                                             0.3656
           37.792                                             0.3613
           38.792                                             0.3571
           39.792                                             0.3529
           40.792                                             0.3488
           62.792                                             0.2750
           63.792                                             0.2727
           64.792                                             0.2704
           65.792                                             0.2682
           66.792                                             0.2661
           67.792                                             0.2639
           68.792                                             0.2618
           69.792                                             0.2596
           70.792                                             0.2575
           71.792                                             0.2554
           72.792                                             0.2533
           73.792                                             0.2512
           74.792                                             0.2491
           75.792                                             0.2471
           76.792                                             0.2450
           77.792                                             0.2429
           78.792                                             0.2409
           79.792                                             0.2388
           80.792                                             0.2368
           81.792                                             0.2347
           82.792                                             0.2327
----------

* Parent Exchange Ratio to be calculated on the basis of straight line interpolation if Parent Common Stock Price is between any two amounts set forth herein.

                                                                       EXHIBIT D

                               IMS Representations

     SECTION 3.02. Representations and Warranties of IMS. IMS represents and warrants to the Company as follows:

         (a) Organization, Standing and Corporate Power. Each of IMS and each of IMS's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "IMS Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of IMS and each of the IMS
Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to IMS. IMS has made available to the Company complete and correct copies of its articles of incorporation and by-laws.

         (b) Capital Structure. As of the Distribution Record Date, [relevant number of shares of IMS capital stock as of such date to be inserted below] the authorized capital stock of IMS consists of ___________ shares of IMS Common Stock, __________ shares of Series Common Stock, $.01 per share, of IMS ("IMS Series Stock") and __________ shares of preferred stock, par value $.01 per share, of IMS ("IMS Preferred Stock"). As of the close of business on the Distribution Record Date, [relevant numbers of shares of IMS capital stock as of such date to be inserted below] there were: (i) _______________ shares of IMS Common Stock issued and outstanding; (ii) ____________ shares of IMS Common Stock held in the treasury of IMS; (iii) ___________ shares of IMS Common Stock reserved for issuance pursuant to IMS's stock option and stock purchase plans (such plans, collectively, the "IMS Stock Plans"); (iv) __________ shares of IMS Common Stock issuable upon exercise of awarded but unexercised stock options; and (v) ___________ shares of IMS Series Stock or IMS Preferred Stock outstanding. Except as set forth above and except for shares of junior participating preferred stock issuable pursuant to the Rights Agreement, dated as of _______ __, 1998, between IMS and First Chicago Trust Company of New York, as of the close of business on the Distribution Record Date, there were no shares of capital stock or other equity securities of IMS issued, reserved for issuance or outstanding. All outstanding shares of capital stock of IMS are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of IMS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the IMS may vote. Except as set forth above or in the disclosure schedule delivered by IMS to the Company as of the Record Distribution Date (the "IMS Disclosure Schedule"), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which IMS is a party or by which it is bound obligating IMS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of IMS or obligating IMS to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of IMS to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of IMS.

     As of the Closing Date, all of the issued and outstanding shares of common stock of Sub will be owned by IMS free and clear of any lien.

         (c) Authority; Noncontravention. IMS has all requisite corporate power and authority to assume all of the rights and obligations of Parent under Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The assumption by IMS of all the rights and obligations of Parent under each of this Agreement and the Stock Option Agreement by IMS and the consummation by IMS of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IMS. This Agreement and the Stock Option Agreement (assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of IMS, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The assumption by IMS of all the rights and obligations of Parent under each of this Agreement and the Stock Option Agreement does not, and the consummation by IMS of the transactions contemplated by this Agreement and compliance by IMS with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the certificate of incorporation or by-laws of IMS or any subsidiary of IMS, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which IMS or any subsidiary of IMS is a party or by which any of their respective properties or assets are bound or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to IMS or any subsidiary of IMS or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to IMS. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other third party is required by or with respect to IMS in connection with the assumption by IMS of all of the rights and obligations of Parent under this Agreement or the Stock Option Agreement by IMS or the consummation by IMS of any of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form under the HSR Act and the filing of such applications or notices by IMS as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or Sweden or any political subdivision thereof, (ii)
the filing with the SEC and the NYSE of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby,
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of IMS's obligations hereunder and under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to IMS.

     (d) IMS SEC Documents. IMS has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "IMS SEC Documents"). As of their respective dates, the IMS SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IMS SEC Documents, and none of the IMS SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IMS SEC Document has been revised or superseded by a later filed IMS SEC Document, none of the IMS SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) Information Supplied. None of the information supplied or to be supplied by IMS for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by IMS with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

                                                                       EXHIBIT E

                               IMS Exchange Ratio

If the IMS Common Stock Price is above the Base Price plus the Second Threshold, the IMS Exchange Ratio shall be .2750 multiplied by the IMS Adjustment Factor, subject to a downward adjustment (the "Excess Ratio Adjustment") for each dollar (or portion thereof) by which the IMS Common Stock Price exceeds the Base Price plus the Second Threshold (the "Excess"). The Excess Ratio Adjustment shall be as specified opposite the applicable Excess in the table below (subject to straight line interpolation (rounded to the nearest 1/10,000th) between the nearest two indicated Excess amounts to give effect to fractions of a dollar).

           Excess                               Excess Ratio Adjustment

           ------                               -----------------------

            1.00                                              -.0024
            2.00                                              -.0046
            3.00                                              -.0068
            4.00                                              -.0090
            5.00                                              -.0111
            6.00                                              -.0133
            7.00                                              -.0154
            8.00                                              -.0175
            9.00                                              -.0196
           10.00                                              -.0217
           11.00                                              -.0238
           12.00                                              -.0259
           13.00                                              -.0280
           14.00                                              -.0301
           15.00                                              -.0321
           16.00                                              -.0342
           17.00                                              -.0362
           18.00                                              -.0383
           19.00                                              -.0403
           20.00                                              -.0424

By way of illustrating the foregoing, if the IMS Adjustment Factor is 1.1111 and the Excess is $10.50, then the IMS Exchange Ratio would be .2802, calculated as follows: (x) .2750 multiplied by 1.1111, plus (y) one half of the product obtained by multiplying 1.1111 by - .0455 (i.e. the sum of -.0217 and -.0238).

                                                                       EXHIBIT F

                               IMS Exchange Ratio

If the IMS  Common  Stock  Price  is below  the  Base  Price  minus  the  Second
Threshold,  the  IMS  Exchange  Ratio  shall  be  .3488  multiplied  by the  IMS
Adjustment Factor, subject to an upward adjustment (the "Shortfall Ratio Adjustment") for each dollar (or portion thereof) by which the Base Price minus the Second Threshold exceeds the IMS Common Stock Price (the "Shortfall"). The Shortfall Ratio Adjustment shall be as specified opposite the applicable Shortfall in the table below (subject to straight line interpolation (rounded to the nearest 1/10,000th) between the nearest two indicated Shortfall amounts to give effect to fractions of a dollar).

          Shortfall                                  Shortfall Ratio Adjustment

          ---------                                  --------------------------

            1.00                                               .0041
            2.00                                               .0083
            3.00                                               .0125
            4.00                                               .0168
            5.00                                               .0211
            6.00                                               .0254
            7.00                                               .0298
            8.00                                               .0342
            9.00                                               .0385
           10.00                                               .0429
           11.00                                               .0473
           12.00                                               .0518
           13.00                                               .0562
           14.00                                               .0606
           15.00                                               .0650
           16.00                                               .0695
           17.00                                               .0739
           18.00                                               .0784
           19.00                                               .0829
           20.00                                               .0873

By way of illustrating the foregoing, if the IMS Adjustment Factor is 1.1111 and the Shortfall is $5.50, then the IMS Exchange Ratio would be .4134, calculated as follows: (x) .3488 multiplied by 1.1111, plus (y) one half of the product obtained by multiplying 1.1111 by .0466 (i.e. the sum of .0211 and .0254).